Exhibit 99.1

NEWS RELEASE
Contacts: Kodiak Gas Services, Inc. Graham Sones, VP – Investor Relations ir@kodiakgas.com Dennard Lascar Investor Relations Ken Dennard / Rick Black KGS@DennardLascar.com

Kodiak Gas Services Announces Second-Quarter 2023 Results Including Record Quarterly Revenues and Provides Full-Year 2023 Guidance

MONTGOMERY, Texas — August 9, 2023 — Kodiak Gas Services, Inc. (NYSE: KGS) (“Kodiak” or the “Company”), a leading provider of critical energy infrastructure and contract compression services, today reported financial and operating results for the quarter ended June 30, 2023 and provided full-year 2023 guidance.

Second-Quarter 2023 Highlights

•	Total revenues were $203.3 million, an increase of 14.8% compared to $177.2 million in the second quarter of 2022

•	Net income was $17.5 million, compared to net income of $8.9 million in the second quarter of 2022

•	Adjusted EBITDA(1) was $107.9 million, an increase of 11.3% compared to $96.9 million in the second quarter of 2022; Adjusted EBITDA for the six months ended June 30, 2023 was $214.2 million

•	Horsepower utilization ended the second quarter of 2023 at 99.9%

•	Establishes full-year 2023 Adjusted EBITDA guidance of $425 to $440 million

•	Guidance includes an estimated quarterly dividend of $0.35 to $0.40 per share, payable subject to the board of directors’ approval beginning in the fourth quarter

•	Completed initial public offering (IPO) of 16 million shares for net proceeds of $231.4 million (received July 3, 2023)

•	Underwriters fully exercised their overallotment option in July 2023, resulting in the issuance and sale of an additional 2.4 million shares for net proceeds of $36.2 million

Mickey McKee, Kodiak’s founder and Chief Executive Officer, stated, “We are proud to report strong second quarter financial results, including record quarterly revenues and adjusted EBITDA, driven by continued high demand for our contract compression and other services. Growing global demand for the reliable and secure flow of natural gas and oil directly benefits our compression fleet that is strategically deployed in the lowest-cost-to-produce basins in the U.S. with access to the growing LNG export infrastructure along the Gulf Coast. The Permian Basin and Eagle Ford Shale, where 84% of our fleet is located, require significant amounts of large horsepower compression infrastructure, and we are well positioned in these markets for future growth.

(1)	Adjusted EBITDA is a Non-GAAP Financial Measure. A definition and reconciliation to the most comparable GAAP financial measure is included herein.

“We exited the second quarter with 99.9% utilization and our planned 2023 horsepower additions are fully contracted at rates that we expect to provide us with attractive returns on capital. With lead times on new equipment orders extending to a year or more, we continue to sign contracts with customers on 2024 deliveries.

“Additionally, Kodiak achieved an important milestone in our history with the completion of our IPO and listing on the New York Stock Exchange. We have a dedicated and loyal workforce who continues to deliver industry-leading mechanical availability, and each member of that workforce is now a stockholder of Kodiak.”

McKee added, “The demand for large horsepower compression continues to grow, and tightening supplies of equipment and capital discipline within our industry have created an attractive pricing environment and compelling returns on new equipment. We view the broader energy market as highly supportive right now, with a multi-decade runway for conventional energy, which we believe will drive demand for more compression. Our strategy is to continue to provide compression services safely and sustainably in the best basins with the best customers while generating steady growth in cash flows and attractive returns for our investors. We are bullish about continued growth for our industry and our Company.”

Segment Information

Compression Operations segment revenues were $181.6 million in the second quarter of 2023, an 11.6% increase compared to $162.8 million in the second quarter of 2022. Compression Operations segment gross margin was $71.2 million in the second quarter of 2023, a 16.5% increase compared to $61.1 million in the second quarter of 2022. Compression Operations segment Adjusted Gross Margin was $116.6 million in the second quarter of 2023, an 11.6% increase compared to $104.5 million in the second quarter of 2022.

Other Services segment revenues were $21.7 million in the second quarter of 2023, a 51.2% increase compared to $14.3 million in the second quarter of 2022. Other Services segment gross margin and Adjusted Gross Margin were each $3.6 million in the second quarter of 2023, a 39.7% increase compared to $2.6 million in the second quarter of 2022.

Long-Term Debt and Liquidity

Long-term debt was $2.8 billion as of June 30, 2023, prior to the July 3, 2023 repayment of $300 million and novation of the remaining $700 million of the term loan. After giving effect to these and other transactions in connection with the IPO, the Company had approximately $1.85 billion drawn on its ABL Facility, and approximately $350 million in ABL Facility availability. The underwriters fully exercised their overallotment option in July 2023, resulting in net proceeds to the Company of $36.2 million that was immediately used to repay borrowings on the ABL Facility.

Summary Financial and Operating Data

(in thousands, except percentages)

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Total revenues	$203,306	$190,112	$177,151
Net income (loss)	$17,517	$(12,343)	$8,901
Adjusted EBITDA(1)	$107,885	$106,318	$96,894
Adjusted EBITDA Percentage (1)	53.1%	55.9%	54.7%
Compression Operations revenue	$181,619	$177,697	$162,808
Compression Operations gross margin	$71,172	$70,030	$61,075
Compression Operations gross margin percentage	39.2%	39.4%	37.5%
Compression Operations Adjusted Gross Margin (1)	$116,602	$114,927	$104,472
Compression Operations Adjusted Gross Margin Percentage (1)	64.2%	64.7%	64.2%
Other Services revenue	$21,687	$12,415	$14,343
Other Services gross margin	$3,588	$3,427	$2,569
Other Services gross margin percentage	16.5%	27.6%	17.9%
Other Services Adjusted Gross Margin (1)	$3,588	$3,427	$2,569
Other Services Adjusted Gross Margin Percentage (1)	16.5%	27.6%	17.9%
Selling, general and administrative expenses	$13,438	$13,085	$11,740
Maintenance capital expenditures	$10,940	$4,803	$9,320
Growth capital expenditures	$32,529	$35,815	$54,689
Net cash provided by operating activities	$94,678	$23,290	$72,851
Discretionary Cash Flow (1)	$64,873	$49,706	$52,497
Free Cash Flow (1)	$33,367	$13,923	$(2,191)

(1)

Adjusted EBITDA, Adjusted EBITDA Percentage, Adjusted Gross Margin, Adjusted Gross Margin Percentage, Discretionary Cash Flow and Free Cash Flow are non-GAAP financial measures. For definitions and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP, see “Non-GAAP Financial Measures” below.

Summary Operating Data

(as of the dates indicated)

	June 30, 2023	March 31, 2023	June 30, 2022
Fleet horsepower (1)	3,180,906	3,175,006	3,084,406
Revenue-generating horsepower (2)	3,177,286	3,169,301	3,074,613
Fleet compression units (1)	3,038	3,041	2,994
Revenue-generating compression units (2)	3,023	3,033	2,987
Revenue-generating horsepower per revenue-generating compression unit (3)	1,051	1,045	1,029
Horsepower utilization (4)	99.9%	99.8%	99.7%

(1)

Fleet horsepower and fleet compression units include revenue-generating horsepower and idle horsepower, which are compression units that do not have a signed contract or are not subject to a firm commitment from our customer and are not yet generating revenue. Fleet horsepower excludes 32,240, 58,645, and 60,025 of non-marketable or obsolete horsepower as of June 30, 2023, March 31, 2023, and June 30, 2022, respectively.

(2)

Revenue-generating horsepower and revenue-generating compression units include compression units that are operating under contract and generating revenue and compression units which are available to be deployed and for which we have a signed contract or are subject to a firm commitment from our customer.

(3)	Calculated as (i) revenue-generating horsepower divided by (ii) revenue-generating compression units at period end.
(4)	Horsepower utilization is calculated as (i) revenue-generating horsepower divided by (ii) fleet horsepower.

Full-Year 2023 Guidance

Kodiak is providing guidance for the full year 2023. All amounts below are in thousands except per share amounts and percentages.

	Full-Year 2023 Guidance
	Low	High
Adjusted EBITDA (1)	$425,000	$440,000
Discretionary Cash Flow (1)(2)	$240,000	$260,000
Dividends per share (3)	$0.35	$0.40
Segment Information
Compression Operations revenues	$730,000	$740,000
Compression Operations Adjusted Gross Margin Percentage	64.0%	65.0%
Other Services revenues	$70,000	$90,000
Other Services Adjusted Gross Margin Percentage	16.0%	18.0%
Selling, General & Administrative, Adjusted (4)	$52,000	$56,000
Capital Expenditures
Growth capital expenditures (5)	$165,000	$175,000
Maintenance capital expenditures	32,000	36,000

(1)

The Company is unable to reconcile projected Adjusted EBITDA to projected net income (loss) and Discretionary Cash Flow to projected net cash provided by operating activities, the most comparable financial measures calculated in accordance with GAAP, respectively, without unreasonable efforts because components of the calculations are inherently unpredictable, such as changes to current assets and liabilities, unknown future events, and estimating certain future GAAP measures. The inability to project certain components of the calculation would significantly affect the accuracy of the reconciliations.

(2)	Discretionary Cash Flow includes a non-recurring $25.8 million realized gain on derivatives and assumes no change to Secured Overnight Financing Rate futures.
(3)	Assumes one dividend is paid in 2023.
(4)	Selling, General and Administrative, Adjusted excludes transaction expenses and equity compensation expense of $1.3 million and $0.9 million, respectively, for the six months ended June 30, 2023.
(5)	Growth capital expenditures include approximately $15 million in non-unit growth capital expenditures.

Conference Call

Kodiak will conduct a conference call on Thursday, August 10, 2023 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss financial and operating results for the quarter ended June 30, 2023. To listen to the call by phone, dial 201-389-0872 and ask for the Kodiak Gas Services call at least 10 minutes prior to the start time. To listen to the call via webcast, please visit the Investors tab of Kodiak’s website at www.kodiakgas.com.

About Kodiak Gas Services, Inc.

Kodiak Gas Services, Inc. is the third largest contract compression services provider in the continental United States with a revenue generating fleet of over 3.17 million horsepower. The company focuses on providing contract compression services to oil and gas producers and midstream customers in high-volume gas gathering systems, processing facilities, multi-well gas lift applications and natural gas transmission systems. More information is available at www.kodiakgas.com.

Non-GAAP Financial Measures

Adjusted EBITDA is defined as net income before interest expense, net plus, (i) tax expense (benefit); (ii) depreciation and amortization; (iii) unrealized loss (gain) on derivatives; (iv) equity compensation expense; (v) transaction expenses; (vi) loss (gain) on sale of assets; and (vii) impairment of compression equipment. Adjusted EBITDA Percentage is defined as Adjusted EBITDA divided by revenues. Adjusted EBITDA and Adjusted EBITDA Percentage are used as supplemental financial measures by our management and external users of our financial statements, such as investors, commercial banks and other financial institutions, to assess: (i) the financial performance of our assets without regard to the impact of financing methods, capital structure or historical cost basis of our assets; (ii) the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities; (iii) the ability of our assets to generate cash sufficient to make debt payments and pay dividends; and (iv) our operating performance as compared to those of other companies in our industry without regard to the impact of financing methods and capital structure. We believe Adjusted EBITDA and Adjusted EBITDA Percentage provide useful information to investors because, when viewed with our GAAP results and the accompanying reconciliation, they provide a more complete understanding of our performance than GAAP results alone. We also believe that external users of our financial statements benefit from having access to the same financial measures that management uses in evaluating the results of our business. Reconciliations of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, and net cash provided by operating activities are presented below.

Adjusted Gross Margin is defined as revenue less cost of operations, exclusive of depreciation and amortization expense. Adjusted Gross Margin Percentage is defined as Adjusted Gross Margin divided by revenues. We believe Adjusted Gross Margin and Adjusted Gross Margin Percentage are useful as supplemental measures to investors of our operating profitability. Reconciliations of Adjusted Gross Margin to gross margin are presented below.

Discretionary Cash Flow is defined as net cash provided by operating activities less maintenance capital expenditures, transaction expenses, certain changes in operating assets and liabilities and certain other expenses. We believe Discretionary Cash Flow is a useful liquidity and performance measure and supplemental financial measure for us and our investors in assessing our ability to pay cash dividends to our stockholders, make growth capital expenditures and assess our operating performance. Reconciliations of Discretionary Cash Flow to net income and net cash provided by operating activities are presented below.

Free Cash Flow is defined as net cash provided by operating activities less maintenance and growth capital expenditures, transaction expenses, certain changes in operating assets and liabilities and certain other expenses. We believe Free Cash Flow is a liquidity measure and useful supplemental financial measure for us and investors in assessing our ability to pursue business opportunities and investments to grow our business and to service our debt. Reconciliations of Free Cash Flow to net income and net cash provided by operating activities are presented below.

Cautionary Note Regarding Forward-Looking Statements

This news release contains, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding: (i) expected operating results, such as revenue growth and earnings; (ii)

anticipated levels of capital expenditures and uses of capital; (iii) current or future volatility in the credit markets and future market conditions; (iv) expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings; (v) production and capacity forecasts for the natural gas and oil industry; (vi) strategy for customer retention, growth, fleet maintenance, market position, financial results; (vii) the amount and timing of future dividend payments; (viii) our interest rate hedges; and (ix) strategy for risk management.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) a reduction in the demand for natural gas and oil; (ii) the loss of, or the deterioration of the financial condition of, any of our key customers; (iii) nonpayment and nonperformance by our customers, suppliers or vendors; (iv) competitive pressures that may cause us to lose market share; (v) the structure of our Compression Operations contracts and the failure of our customers to continue to contract for services after expiration of the primary term; (vi) our ability to make acquisitions on economically acceptable terms; (vii) our ability to fund purchases of additional compression equipment; (viii) a downturn in the economic environment, as well as inflationary pressures; (ix) tax legislation and administrative initiatives or challenges to our tax positions; (x) the loss of key management, operational personnel or qualified technical personnel; (xi) our dependence on a limited number of suppliers; (xii) the cost of compliance with existing governmental regulations and proposed governmental regulations, including climate change legislation and regulatory initiatives and stakeholder pressures, including ESG scrutiny; (xiii) the inherent risks associated with our operations, such as equipment defects and malfunctions; (xiv) our reliance on third-party components for use in our IT systems; (xv) legal and reputational risks and expenses relating to the privacy, use and security of employee and client information; (xvi) threats of cyber-attacks or terrorism; (xvii) our credit agreement contains features that may limit our ability to operate our business and fund future growth and also increases our exposure to risk during adverse economic conditions; (xviii) volatility in interest rates; (xix) our ability to access the capital and credit markets or borrow on affordable terms to obtain additional capital that we may require; (xx) the effectiveness of our disclosure controls and procedures; and (xxi) such other factors as discussed throughout the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our final prospectus filed with the U.S Securities and Exchange Commission (the “SEC”) on June 30, 2023 pursuant to Rule 424(b)(4) and throughout Part I, Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of such prospectus and Part II, Item 1A. Risk Factors of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023.

Any forward-looking statement made by us in this news release is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by applicable law, we undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future developments or otherwise.

KODIAK GAS SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Revenues:
Compression Operations	$181,619	$177,697	$162,808
Other Services	21,687	12,415	14,343

Total revenues	203,306	190,112	177,151
Operating expenses:
Cost of operations (exclusive of depreciation and amortization shown below):
Compression Operations	65,017	62,770	58,336
Other Services	18,099	8,988	11,774
Depreciation and amortization	45,430	44,897	43,397
Selling, general and administrative expenses	13,438	13,085	11,740
Gain on sale of fixed assets	(738)	17	—

Total operating expenses	141,246	129,757	125,247

Income from operations	62,060	60,355	51,904
Other income (expenses):
Interest expense, net	(60,964)	(58,723)	(36,829)
Realized gain on derivatives	25,835	—	—
Unrealized loss on derivatives	(3,595)	(17,934)	(3,386)
Other income (expense)	32	(31)	(7)

Total other expenses	(38,692)	(76,688)	(40,222)

Income before income taxes	23,368	(16,333)	11,682
Income tax expense (benefit)	5,851	(3,990)	2,781

Net income (loss)	$17,517	$(12,343)	$8,901

Earnings (loss) per share:
Basic and diluted earnings (loss) per share	$0.30	$(0.21)	$0.15
Weighted-average shares outstanding - basic and diluted	59,000,000	59,000,000	59,000,000

KODIAK GAS SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share and per share data)

	As of June 30, 2023	As of December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$41,371	$20,431
Accounts receivable, net	119,254	97,551
Inventories, net	76,813	72,155
Fair value of derivative instruments	—	823
Contract assets	4,513	3,555
Prepaid expenses and other current assets	20,201	9,520

Total current assets	262,152	204,035
Property, plant and equipment, net	2,486,846	2,488,682
Operating lease right-of-use assets, net	34,799	9,827
Goodwill	305,553	305,553
Identifiable intangible assets, net	127,625	132,362
Fair value of derivative instruments	43,811	64,517
Other assets	577	564

Total assets	$3,261,363	$3,205,540

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$35,100	$37,992
Accrued liabilities	88,440	93,873
Contract liabilities	86,258	57,109

Total current liabilities	209,798	188,974
Long-term debt, net of unamortized debt issuance cost	2,769,355	2,720,019
Operating lease liabilities	29,970	6,754
Deferred tax liabilities	57,916	57,155
Other liabilities	1,449	3,545

Total liabilities	3,068,488	2,976,447

Stockholders’ Equity:
Common stock, par value $0.01 per share; 750,000,000 shares of common stock authorized, 59,000,000 shares of common stock issued and outstanding as of June 30, 2023 and December 31, 2022	590	590
Additional paid-in capital	—	33,189
Retained earnings	192,285	195,314

Total stockholders’ equity	192,875	229,093

Total liabilities and stockholders’ equity	$3,261,363	$3,205,540

KODIAK GAS SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	For the Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$5,174	$58,456
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	90,327	85,802
Stock-based compensation expense	908	619
Amortization of debt issuance costs	11,071	5,212
Non-cash lease expense	1,786	1,365
Provision for credit losses	2	85
Inventory reserve	250	250
Gain on sale of fixed assets	(721)	(7)
Unrealized loss (gain) on derivatives	21,529	(32,822)
Deferred tax provision	761	14,974
Changes in operating assets and liabilities:
Accounts receivable, net	(21,705)	(11,367)
Inventories	(4,907)	(5,302)
Contract assets	(958)	(3,051)
Prepaid expenses and other current assets	(10,681)	(314)
Accounts payable	10,954	6,436
Accrued and other liabilities	(14,971)	854
Contract liabilities	29,149	6,457

Net cash provided by operating activities	117,968	127,647

Cash flows from investing activities:
Purchase of capital assets	(94,034)	(145,952)
Proceeds from sale of capital assets	1,055	13
Investment in fund	(24)	(24)
Other	10	13

Net cash used in investing activities	(92,993)	(145,950)

Cash flows from financing activities:
Borrowings on debt instruments	499,279	1,221,161
Payments on debt instruments	(428,812)	(345,465)
Payment of debt issuance cost	(32,202)	(27,561)
Distributions to parent	(42,300)	(838,000)

Net cash (used in) provided by financing activities	(4,035)	10,135

Net increase (decrease) in cash and cash equivalents	20,940	(8,168)
Cash and cash equivalents - beginning of period	20,431	28,795

Cash and cash equivalents - end of period	$41,371	$20,627

Supplemental cash disclosures:
Cash paid for interest	$116,370	$52,204
Cash paid for taxes	$5,726	$1,836
Supplemental disclosure of non-cash investing activities:
Change in accrued capital expenditures	$9,946	$1,931

KODIAK GAS SERVICES, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(in thousands, excluding percentages; unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Net income (loss)	$17,517	$(12,343)	$8,901
Interest expense, net	60,964	58,723	36,829
Tax expense (benefit)	5,851	(3,990)	2,781
Depreciation and amortization	45,430	44,897	43,397
Realized (gain) on derivatives	(25,835)	—	—
Unrealized loss on derivatives	3,595	17,934	3,386
Equity compensation expense (1)	29	879	—
Transaction expenses (2)	1,072	201	1,600
(Gain) loss on sale of assets	(738)	17	—

Adjusted EBITDA	$107,885	$106,318	$96,894

Adjusted EBITDA Percentage	53.1%	55.9%	54.7%

(1)	For the three months ended June 30, 2023 and March 31, 2023 there were $29.0 thousand and $0.9 million, respectively, of non-cash adjustments for equity compensation expense.
(2)	Represents certain costs associated with non-recurring professional services, our equity owners’ expenses and other costs.

KODIAK GAS SERVICES, INC.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED EBITDA

(in thousands; unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Net cash provided by operating activities	$94,678	$23,290	$72,851
Interest expense, net	60,964	58,723	36,829
Tax expense (benefit)	5,851	(3,990)	2,781
Deferred tax (benefit) provision	(3,282)	2,521	(1,116)
Realized gain on derivatives	(25,835)	—	—
Transaction expenses (1)	1,072	201	1,600
Other (2)	(6,763)	(6,346)	(4,315)
Change in operating assets and liabilities	(18,800)	31,919	(11,736)

Adjusted EBITDA	$107,885	$106,318	$96,894

(1)	Represents certain costs associated with non-recurring professional services, our equity owners’ expenses and other costs.
(2)	Includes amortization of debt issuance costs, non-cash lease expense, provision for credit losses and inventory reserve.

KODIAK GAS SERVICES, INC.

RECONCILIATION OF ADJUSTED GROSS MARGIN TO GROSS MARGIN FOR COMPRESSION

OPERATIONS

(in thousands; unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Total revenues	$181,619	$177,697	$162,808
Cost of operations (excluding depreciation and amortization)	(65,017)	(62,770)	(58,336)
Depreciation and amortization	(45,430)	(44,897)	(43,397)

Gross margin	$71,172	$70,030	$61,075

Gross margin percentage	39.2%	39.4%	37.5%
Depreciation and amortization	45,430	44,897	43,397

Adjusted Gross Margin	$116,602	$114,927	$104,472
Adjusted Gross Margin Percentage (1)	64.2%	64.7%	64.2%

(1)	Calculated using Adjusted Gross Margin for Compression Operations as a percentage of total Compression Operations revenues.

KODIAK GAS SERVICES, INC.

RECONCILIATION OF ADJUSTED GROSS MARGIN to GROSS MARGIN FOR OTHER SERVICES

(in thousands; unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Total revenues	$21,687	$12,415	$14,343
Cost of operations (excluding depreciation and amortization)	(18,099)	(8,988)	(11,774)
Depreciation and amortization	—	—	—

Gross margin	$3,588	$3,427	$2,569

Gross margin percentage	16.5%	27.6%	17.9%
Depreciation and amortization	—	—	—

Adjusted Gross Margin	$3,588	$3,427	$2,569

Adjusted Gross Margin Percentage (1)	16.5%	27.6%	17.9%

(1)	Calculated using Adjusted Gross Margin for Other Services as a percentage of total Other Services revenues.

KODIAK GAS SERVICES, INC.

RECONCILIATION OF NET INCOME TO DISCRETIONARY CASH FLOW AND FREE CASH FLOW

(in thousands; unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Net income (loss)	$17,517	$(12,343)	$8,901
Depreciation and amortization	45,430	44,897	43,397
Unrealized loss on derivatives	3,595	17,934	3,386
Deferred tax provision (benefit)	3,282	(2,521)	1,116
Amortization of debt issuance costs	5,626	5,445	3,417
Equity compensation expense (1)	29	879	—
Transaction expenses (2)	1,072	201	1,600
(Gain) loss on sale of assets	(738)	17	—
Maintenance capital expenditures	(10,940)	(4,803)	(9,320)

Discretionary Cash Flow	$64,873	$49,706	$52,497
Growth capital expenditures (3)(4)	(32,529)	(35,815)	(54,689)
Proceeds from sale of assets	1,023	32	1

Free Cash Flow	$33,367	$13,923	$(2,191)

(1)

For the three months ended June 30, 2023 and March 31, 2023 there were $29.0 thousand and $0.9 million, respectively, of non-cash adjustments for equity compensation expense related to the time-vesting units.

(2)	Represents certain costs associated with non-recurring professional services, our equity owners’ expenses and other costs.
(3)

For the three months ended June 30, 2023, March 31, 2023 and June 30, 2022, growth capital expenditures include a $2.0 million, $8.0 million and $10.1 million decrease in accrued capital expenditures, respectively.

(4)	For the three months ended June 30, 2023, March 31, 2023 and June 30, 2022, there were $4.8 million, $2.4 million and $1.7 million of non-unit growth capital expenditures, respectively.

KODIAK GAS SERVICES, INC.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO DISCRETIONARY CASH

FLOW AND FREE CASH FLOW

(in thousands; unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Net cash provided by operating activities	$94,678	$23,290	$72,851
Maintenance capital expenditures	(10,940)	(4,803)	(9,320)
Transaction expenses (1)	1,072	201	1,600
(Gain) loss on sale of assets	(738)	17	—
Change in operating assets and liabilities	(18,800)	31,919	(11,736)
Other (2)	(399)	(918)	(898)

Discretionary Cash Flow	$64,873	$49,706	$52,497
Growth capital expenditures (3)(4)	(32,529)	(35,815)	(54,689)
Proceeds from sale of assets	1,023	32	1

Free Cash Flow	$33,367	$13,923	$(2,191)

(1)	Represents certain costs associated with non-recurring professional services, our equity owners’ expenses and other costs.
(2)	Includes non-cash lease expense, provision for credit losses and inventory reserve.
(3)

For the three months ended June 30, 2023, March 31, 2023 and June 30, 2022, growth capital expenditures include a $2.0 million, $8.0 million and $10.1 million decrease in accrued capital expenditures, respectively.

(4)	For the three months ended June 30, 2023, March 31, 2023 and June 30, 2022, there were $4.8 million, $2.4 million and $1.7 million of non-unit growth capital expenditures, respectively.